EXHIBIT 10.3


                       HYDRO ENVIRONMENTAL RESOURCES, INC.

                              CONSULTING AGREEMENT


The following is a letter of intent drawn between David Rosenberg and Hydro Environmental Resources, Inc. for the purpose of hiring David Rosenberg as a Consultant to Hydro Environmental Resources, Inc. in the areas listed below.

David Rosenberg DR
Hydro Environmental Resources, Inc. HYDRO

DR, shall be a direct consultant to HYDRO in the capacity of fund raiser as well as assist HYDRO in reviewing any and all contracts or agreements that HYDRO shall enter into in regards to fund raising for the purpose of rendering opinions and suggestions on such agreements.

DR shall communicate with, interview, evaluate and on a best efforts basis attempt to solicit the services of a management and board of director team to comprise of the following:

CEO
CFO
PR Personal
Marketing and Sales Group
And additional persons required to run and operate the day to day business of HYDRO

DR shall also consult, advise and institute outside contracts with State, Federal and Local Government in the areas of Defense, Funding Grants, International Marketing, etc. etc.

DR although he will be a consultant to HYDRO and not a full time employee shall advise and participate in the set up of a proper working office to include the hiring of a company secretary, insurance carriers, internet and phone service and various other services.

DR shall also perform additional other duties in areas to be reviewed by HYDRO and DR from time to time in the course of commencing operation.

Compensation for the above consultation services named and un-named shall be as follows:

One million shares of HYDRO common stock to be issued to DR forthwith
One million shares of HYDRO common stock to be issued at the rate of250,000 shares per quarter to commence on July 1, 2002.


/s/ Jack Wynn                               /s/ David Rosenberg
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Jack Wynn, President                        David Rosenberg, Consultant